UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 8, 2020

LIMESTONE BANCORP, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 499-4800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LMST	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01.     Regulation FD Disclosure.

Non-TDR Loan Modifications due to COVID-19

Limestone Bancorp, Inc. (“The Company”) and Limestone Bank, Inc. (“The Bank”) have elected to account for eligible loan modifications under Section 4013 of the CARES Act. To be an eligible loan under Section 4013 of the CARES Act, a loan modification must be (1) related to the COVID 19 pandemic; (2) executed on a loan that was not more than 30 days past due as of December 31, 2019; and (3) executed between March 1, 2020 and the earlier of (A) 60 days after the date of termination of the national emergency declared by the President on March 13, 2020 concerning the COVID-19 outbreak (the “national emergency”) or (B) December 31, 2020. Eligible loan modifications are not required to be classified as TDRs and will not be reported as past due provided they are performing in accordance with the modified terms. Interest income will continue to be recognized in accordance with GAAP unless the loan is placed on nonaccrual status.

As previously reported, the Bank had $161.5 million in short-term loan modifications outstanding as of June 30, 2020.  The following table details the status of the Bank’s short-term loan modifications by loan category or type as of August 31, 2020:

	First Modification Active	Subsequent Modification Active	Modification Ended	Modification Cured – Payment Received	Paid in Full	Total
	(in thousands)

Hotel, Motel, & Lodging	$1,297	$36,262	$—	$11,710	$—	$49,269
Retail Facility	3,087	7,227	—	13,968	1,083	25,365
Commercial Real Estate	5,941	76	7,268	6,810	3,205	23,300
1-4 Family Residential	2,551	450	126	13,651	821	17,599
Restaurant Full Service	4,888	6,293	—	980	667	12,828
Restaurant Limited Service	2,303	—	—	5,175	—	7,478
Multi-family	—	10,448	999	1,350	—	12,797
Construction and Development	—	—	—	6,301	—	6,301
Commercial & Industrial	1,161	—	115	2,008	306	3,590
Farmland	—	—	—	2,366	—	2,366
Consumer & Other	486	1	13	109	2	611
Total	$21,714	$60,757	$8,521	$64,428	$6,084	$161,504

% to Total	13.4%	37.6%	5.3%	39.9%	3.8%	100.0%

First Modification Active includes loans within the terms of the original modification agreement.  Subsequent Modification Active includes loans with a matured original modification that have been further modified within the short-term parameters.  Modification Ended includes loans that have reached final deferred payment and have yet to make a payment in accordance with the loan’s original terms or have yet to request a subsequent modification.  Modification Cured – Payment Received includes loans that evidenced a return to original contractual terms with a verified payment.  Paid in Full includes loans that have paid principal and interest in full subsequent to receipt of a short-term modification. There have been no additional loans modified under Section 4013 of the CARES Act since June 30, 2020.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIMESTONE BANCORP, INC.

Date: September 8, 2020	By:	/s/	Phillip W. Barnhouse
Phillip W. Barnhouse
Chief Financial Officer

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